UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03.      Material Modification to Rights of Security Holders.

On August 28, 2014, the Board of Directors (the “Board”) of Medifast, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”).  The dividend is payable on September 9, 2014 to the stockholders of record on September 9, 2014.  The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 28, 2014 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Board of Directors adopted the rights plan in response to the recent rapid accumulations of significant portions of the outstanding Common Stock. The Rights Agreement is intended to enable all stockholders to realize the long-term value of their investment in the Company and to guard against any attempt to gain control of the Company without paying all stockholders a premium for that control. The Board of Directors believes that the Rights Agreement will help promote the fair and equal treatment of all stockholders of the Company and ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to the Company and its stockholders. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires 10% (or 20% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the outstanding Common Stock without the approval of the Board.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the Rights Agreement is available free of charge from the Company.

The Rights.  The Rights will initially trade with, and will be inseparable from, the Common Stock.  The Rights are evidenced only by certificates that represent shares of Common Stock.  New Rights will accompany any new shares of Common Stock the Company issues after September 9, 2014 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series D Junior Participating Preferred Stock (a “Preferred Share”) for $110.00 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% (or 20% in the case of certain institutional investors who report their holdings on Schedule 13G) or more of the outstanding Common Stock.

Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act – are treated as beneficial ownership of the number of shares of the Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights.  After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person shall thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the Exercise Price divided by 50% of the current market price per share of Common Stock at the date of the occurrence of such event.

•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the Exercise Price divided by 50% of the current market price of such common stock at the date of the occurrence of the event.

•	Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.  Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•	will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•	will have the same voting power as one share of Common Stock; and

•	if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration.  The Rights will expire on August 28, 2015.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its Common Stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

Miscellaneous.  Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.  Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Anti-Takeover Effects.  The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board.  As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

The Rights Agreement, dated as of August 28, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, specifying the terms of the Rights is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Delaware on August 28, 2014.  The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.  A copy of the Certificate of Designations is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.      Other Events.

On August 28, 2014, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)         Exhibits.

3.1	Certificate of Designations of Series D Junior Participating Preferred Stock of Medifast, Inc., dated August 28, 2014.

4.1	Rights Agreement, dated as of August 28, 2014, by and between Medifast, Inc. and American Stock Transfer & Trust Company LLC, which includes the form of Certificate of Designations of Series D Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated August 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.
(Registrant)

	By:	/s/ Jason L. Groves, Esq.
		Name:	Jason L. Groves
		Title:	Executive Vice President and
General Counsel

Date: August 29, 2014

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designations of Series D Junior Participating Preferred Stock of Medifast, Inc., dated August 28, 2014.

4.1	Rights Agreement, dated as of August 28, 2014, by and between Medifast, Inc. and American Stock Transfer & Trust Company LLC, which includes the form of Certificate of Designations of Series D Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated August 28, 2014.